CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Allegro New Media, Inc. Outside Director and Advisor Stock Option Plan of our report dated March 29, 1996, with respect to the financial statements of Allegro New Media, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                  /s/Ernst & Young LLP
                                                  Ernst & Young LLP

Hackensack, New Jersey
September 24, 1996